Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces First Quarter Results

ATLANTA, April 20, 2010 – Delta Air Lines (NYSE:DAL) today reported financial results for the March 2010 quarter.  Key points include:

•	Delta’s net loss excluding special items1 for the March 2010 quarter was $192 million, or $0.23 per share. This is $501 million better than the prior year quarter excluding special items.
•	Delta’s net loss was $256 million, or $0.31 per share, for the March 2010 quarter.
•	In the quarter, Delta realized more than $200 million in incremental synergy benefits.
•	Delta generated $1 billion in operating cash flow and ended the March 2010 quarter with $5.6 billion in unrestricted liquidity.

“We are encouraged by the improvements we continue to see in the revenue environment.  We expect the positive revenue trends to continue and to be solidly profitable in the June quarter,” said Richard Anderson, Delta’s chief executive officer.  “Delta’s merger is quite successful and, through the hard work of the Delta people, we have now achieved $1 billion in annual run-rate synergies.”

Revenue Environment
Delta’s operating revenue grew $164 million, or 2%, and total unit revenue (RASM) increased 8% in the March 2010 quarter compared to the 2009 quarter.

(in millions)			Incr
	1Q10	1Q09	(Decr)
Passenger	$5,806	$5,601	4%
Cargo	176	185	(5%)
Other, net	866	898	(4%)
Total Operating Revenue	$6,848	$6,684	2%

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•
Passenger revenue increased 4%, or $205 million, compared to the prior year period despite a 4% capacity reduction.  Passenger unit revenue (PRASM) increased 8%, driven by a 5% improvement in yield and a 2 point improvement in load factor.

•	Cargo revenue declined $9 million, reflecting the shutdown of dedicated freighter flying, partially offset by an increase in higher-margin passenger cargo.
•	Other, net revenue declined 4%, or $32 million, primarily due to MRO volume and capacity-related declines, which were partially offset by increased baggage fees.

Comparisons of revenue-related statistics are as follows:
		Increase (Decrease)
		1Q10 versus 1Q09
		Change	Unit
Passenger Revenue	1Q10 ($M)	YOY	Revenue	Yield	Capacity
Domestic	$ 2,668	3.9%	6.1%	5.4%	(2.0)%
Atlantic	858	0.5%	17.5%	7.9%	(14.5)%
Latin America	395	0.5%	0.3%	(1.9)%	0.2%
Pacific	565	2.2%	0.2%	(1.5)%	2.0%
Total mainline	4,486	2.7%	7.6%	4.6%	(4.5)%
Regional	1,320	7.0%	10.9%	5.6%	(3.6)%
Consolidated	$ 5,806	3.7%	8.4%	5.1%	(4.4)%

“Our revenue performance for the quarter continues to build momentum, despite a $65 million revenue impact from February’s severe weather,” said Ed Bastian, Delta’s president.  “We expect these trends to improve over the course of this year as business travel continues to return, capacity discipline is maintained and synergies from the merger are realized.”

Cost Performance
In the March 2010 quarter, Delta’s operating expense decreased approximately $387 million year over year.  Excluding special items, operating expense decreased $340 million due to lower fuel expense and the benefits from the merger in the March 2010 quarter compared to the prior year.  These cost reductions were partially offset by higher revenue-related expenses.

Consolidated unit cost (CASM2), excluding fuel expense and special items, increased only 1% in the March 2010 quarter on a year-over-year basis, despite 4% lower capacity and the impact from winter storms.

Fuel Price and Related Hedges
Delta hedged 49% of its fuel consumption for the March 2010 quarter, for an average fuel price3 of $2.23 per gallon.  The table below represents the fuel hedges Delta had in place for 2010 as of April 16, 2010:

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	2Q10	3Q10	4Q10
Call options	27%	29%	18%
Collars	11%	16%	3%
Swaps	12%	5%	6%
Total	50%	50%	27%

Average crude call strike	$ 73	$ 82	$ 82
Average crude collar cap	79	81	80
Average crude collar floor	71	72	72
Average crude swap	79	79	78

Liquidity Position
As of March 31, 2010, Delta had $5.6 billion in unrestricted liquidity, including $4.9 billion in cash and $690 million in undrawn revolving credit facilities.  Operating cash flow during the March 2010 quarter was $1 billion, driven by higher advance ticket sales.

Capital expenditures during the quarter were $355 million, which included $300 million for investments in aircraft, parts and modifications.  During the quarter, Delta took delivery of two 777LRs, which the company elected not to finance at delivery, and four MD-90s.

Total debt payments were approximately $375 million.  At March 31, Delta’s adjusted net debt was $16.4 billion, a $600 million reduction from the end of 2009.

During the quarter, Delta and American Express amended their co-branded credit card agreement.  As a result, Delta’s repayment of $1 billion in pre-purchased SkyMiles will begin in December 2011 instead of December 2010, and will now occur over a three-year period rather than a two-year period.  These changes reduced Delta’s 2010 and 2011 debt maturities by $31 million and $480 million, respectively.

“Our strong operating cash flow this quarter allowed us to take important steps to strengthen our balance sheet by paying down $375 million in debt, while also increasing our liquidity,” said Hank Halter, chief financial officer.  “On the cost side, we successfully removed capacity-related costs from our system and remain on track to keep our non-fuel CASM flat for 2010 while still making important investments in our product and our people.”

Company Highlights
Delta continues its ongoing commitment to employees, customers and communities.  Key accomplishments in 2010 to date include:
•
Contributing $665 million to defined benefit pension plans, in addition to $100 million that has been put into employees' defined contribution 401(k) plans.  With another roughly $200 million scheduled to be added to 401(k) plans during the balance of the year, Delta is on track to contribute nearly $1 billion towards employees' retirement security in 2010;

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•	Completing the integration of Delta and Northwest flights, ticketing and operational systems onto a single platform;
•
Announcing a revised agreement with US Airways to transfer 12% of takeoff and landing slots involved in a previously announced transaction between the carriers at New York's LaGuardia and Washington's Reagan National airports to four other airlines.  The transfers are contingent upon Federal Aviation Administration approval and the completion of the Delta/US Airways slot transaction;

•
Increasing alliance and codeshare partnership by supporting China Eastern in their signing of a memorandum of understanding to join the SkyTeam global airline alliance in 2011 and filing documentation with the governments of the United States and Brazil requesting authorization to implement a codeshare agreement with GOL;

•	Filing an application with the U.S. Department of Transportation to offer customers nonstop service between Tokyo's Haneda Airport and Seattle, Detroit, Los Angeles and Honolulu;
•
Taking delivery of Delta’s 17th and 18th Boeing 777s, which will provide the start of new service between Detroit and Hong Kong in June 2010, as well as allow the introduction of full flat-bed seats in Business Class service between Atlanta and Tokyo-Narita and between Tokyo-Narita and Singapore;

•	Receiving notification from the National Mediation Board that a majority of eligible flight simulator technicians rejected union representation by the International Association of Machinists; and
•
Becoming the Official Airline of the Minnesota Twins, sponsoring the Delta SKY360 Legends Club at Target Field in Minneapolis and continuing the long-term partnership with the Atlanta Braves and the Delta SKY360 Lounge at Turner Field in Atlanta.

Special Items
Delta recorded special items totaling $64 million in the March 2010 quarter, including:
•	$46 million in merger-related expenses;
•	A $10 million charge related to the Venezuela currency devaluation; and
•	$8 million in severance charges.

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Delta recorded $101 million in special items in the March 2009 quarter, consisting primarily of:
•	$50 million in severance charges; and
•	$49 million in merger-related expenses.

June 2010 Quarter Guidance
Delta’s projections for the June 2010 quarter are below.
2Q 2010 Forecast

Fuel price, including taxes and hedges	$ 2.37
Operating margin	8 – 10%
Capital expenditures	$ 350 million
Total liquidity at end of period	$ 6.0 billion

2Q 2010 Forecast (compared to 2Q 2009)

Consolidated unit costs - excluding fuel expense	Flat to up 2%
Mainline unit costs - excluding fuel expense	Flat to up 2%

System capacity	Flat to up 1%
Domestic	Flat
International	Flat to up 2%

Mainline capacity	Flat to up 2%
Domestic	Flat to up 2%
International	Flat to up 2%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three months ended March 31, 2010 and 2009; a statistical summary for those periods; selected balance sheet data as of March 31, 2010 and Dec. 31, 2009; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines serves more than 160 million customers each year. With its unsurpassed global network, Delta and the Delta Connection carriers offer service to 355 destinations in 65 countries on six continents. Delta employs more than 70,000 employees worldwide and operates a mainline fleet of nearly 800 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France KLM. Including its worldwide alliance partners, Delta offers customers more than 16,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties, Delta’s vacation wholesale operations (MLT) and Delta’s dedicated freighter operations through 2009. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues Delta received for providing aircraft maintenance and staffing services to third parties, MLT and freighter operations through 2009.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s consolidated operations.

3 Delta’s March 2010 quarter average fuel price of $2.23 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 20, 2010, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$4,486	$4,367	$119	3%
Regional carriers	1,320	1,234	86	7%
Total passenger revenue	5,806	5,601	205	4%
Cargo	176	185	(9)	(5)%
Other, net	866	898	(32)	(4)%
Total operating revenue	6,848	6,684	164	2%

Operating Expense:
Aircraft fuel and related taxes	1,683	1,893	(210)	(11)%
Salaries and related costs	1,672	1,706	(34)	(2)%
Contract carrier arrangements(1)	917	908	9	1%
Contracted services	392	432	(40)	(9)%
Depreciation and amortization	385	384	1	-%
Aircraft maintenance materials and outside repairs	374	424	(50)	(12)%
Passenger commissions and other selling expenses	364	356	8	2%
Landing fees and other rents	313	316	(3)	(1)%
Passenger service	138	135	3	2%
Aircraft rent	112	121	(9)	(7)%
Restructuring and merger-related items	54	99	(45)	(45)%
Other	376	393	(17)	(4)%
Total operating expense	6,780	7,167	(387)	(5)%

Operating Income (Loss)	68	(483)	551	NM

Other (Expense) Income:
Interest expense	(326)	(308)	(18)	6%
Interest income	20	10	10	100%
Miscellaneous, net	(8)	(13)	5	(38)%
Total other expense, net	(314)	(311)	(3)	1%

Loss Before Income Taxes	(246)	(794)	548	(69)%

Income Tax Provision	(10)	-	(10)	NM

Net Loss	$(256)	$(794)	$538	(68)%

Basic and Diluted Loss per Share	$(0.31)	$(0.96)

Basic and Diluted Weighted Average
Shares Outstanding	832	825

(1) Contract carrier arrangements expense includes $258 million and $195 million for the three months ended March 31, 2010 and 2009, respectively, for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.
Selected Balance Sheet Data

	March 31,	December 31,
(in millions)	2010	2009
	(Unaudited)
Cash and cash equivalents	$4,913	$4,607
Short-term investments	-	71
Restricted cash and cash equivalents (short-term and long-term)	479	444
Total assets	44,339	43,539
Total debt and capital leases, including current maturities	16,916	17,198
Total stockholders' equity	72	245

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Three Months Ended March 31,
	2010		2009		Change

Consolidated(1):
Revenue Passenger Miles (millions)	42,367		42,960		(1.4)%
Available Seat Miles (millions)	53,301		55,740		(4.4)%
Passenger Mile Yield	13.70	¢	13.04	¢	5.1%
Passenger Revenue per Available Seat Mile (PRASM)	10.89	¢	10.05	¢	8.4%
Operating Cost Per Available Seat Mile (CASM)	12.46	¢	12.52	¢	(0.5)%
CASM excluding Special Items - See Note A	12.36	¢	12.33	¢	0.2%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	8.72	¢	8.63	¢	1.0%
Passenger Load Factor	79.5%		77.1%		2.4	pts
Fuel Gallons Consumed (millions)	871		924		(5.7)%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.23		$2.26		(1.3)%
Number of Aircraft in Fleet, End of Period	966		1,015		(49)	Aircraft
Full-Time Equivalent Employees, End of Period	81,096		83,822		(3.3)%

Mainline:
Revenue Passenger Miles (millions)	36,531		37,201		(1.8)%
Available Seat Miles (millions)	45,610		47,764		(4.5)%
Operating Cost Per Available Seat Mile (CASM)	11.34	¢	11.68	¢	(2.9)%
CASM excluding Special Items - See Note A	11.24	¢	11.46	¢	(1.9)%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.85	¢	7.76	¢	1.2%
Fuel Gallons Consumed (millions)	697		740		(5.8)%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.22		$2.43		(8.6)%
Number of Aircraft in Fleet, End of Period	737		750		(13)	Aircraft

1 Except for full-time equivalent employees, data presented includes operations under our contract carrier arrangements.

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Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•
We sometimes use information that is derived from our Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•
Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•	Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•
Delta excludes non-cash mark-to-market (MTM) adjustments related to fuel hedges settling in future periods in order to evaluate the company’s financial results related to operations in the period shown.

•	Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

•	Delta presents total debt and capital lease payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

•
Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash and cash equivalents, to present the amount of additional assets needed to satisfy the debt.

•
Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•
Consolidated and Mainline CASM excludes ancillary businesses not associated with the generation of a seat mile.  These businesses include expenses related to Delta’s providing maintenance services (MRO), staffing services and dedicated freight operations (in the three months ended March 31, 2009) as well as Delta’s vacation wholesale operations.

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	Three Months Ended March 31,
(in millions)	2010	2009
Net loss	$(256)	$(794)
Items excluded:
Restructuring and merger-related items	54	99
MTM adjustments to fuel hedges settling in future periods	-	2
Venezuela currency devaluation	10	-
Net loss excluding special items	$(192)	$(693)
Weighted average shares outstanding	832
Loss per share excluding special items	$(0.23)

	Three Months Ended March 31,
(in millions)	2010	2009
Operating expense	$6,780	$7,167
Items excluded:
MTM adjustments to fuel hedges settling in future periods	-	(2)
Restructuring and merger-related items	(54)	(99)
Operating expense excluding special items	$6,726	$7,066

Three Months Ended
(in millions)	March 31, 2010
Payment on long-term debt and capital lease obligations	$(368)
Adjustments:
Payments under seller financing	(6)
Total debt and capital lease payments	$(374)

Three Months Ended
(in millions)	March 31, 2010
Flight equipment, including advance payments (GAAP)	$(286)
Ground property and equipment, including technology (GAAP)	(42)
Adjustments:
Payments under seller financing	6
Proceeds from sale of flight equipment	5
Aircraft purchases under seller financing	(21)
Other	(17)
Total capital expenditures	$(355)

(in billions)	March 31, 2010
Debt and capital lease obligations	$16.9
Plus: unamortized discount, net from purchase accounting and fresh start reporting	1.1
Adjusted debt and capital lease obligations		$18.0
Plus: 7x last twelve months' aircraft rent		3.3
Adjusted total debt		21.3
Less: cash and cash equivalents		(4.9)
Adjusted net debt		$16.4

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	Three Months Ended March 31,
	2010		2009
(in millions, except per cent data)
CASM	12.72	¢	12.86	¢
Ancillary businesses	(0.26)		(0.34)
CASM excluding items not related
to generation of a seat mile	12.46	¢	12.52	¢
Items excluded:
Restructuring and merger-related items	(0.10)		(0.18)
MTM adjustments to fuel hedges settling in future periods	-		(0.01)
CASM excluding special items	12.36	¢	12.33	¢
Fuel expense and related taxes	(3.64)		(3.70)
CASM excluding fuel expense
and related taxes and special items	8.72	¢	8.63	¢

	Three Months Ended March 31,
	2010		2009
(in millions, except per cent data)
Consolidated operating expense	$6,780		$7,167
Less regional carriers operating expense	(1,482)		(1,368)
Mainline operating expense	$5,298		$5,799
Mainline CASM	11.62	¢	12.14 ¢
Ancillary businesses	(0.28)		(0.46)
Mainline CASM excluding items not related
to generation of a seat mile	11.34	¢	11.68 ¢
Items excluded:
Restructuring and merger-related items	(0.10)		(0.21)
MTM adjustments to fuel hedges settling in future periods	-		(0.01)
Mainline CASM excluding special items	11.24	¢	11.46 ¢
Fuel expense and related taxes	(3.39)		(3.70)
Mainline CASM excluding fuel expense
and related taxes and special items	7.85	¢	7.76 ¢